Exhibit 32.1

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of International Smart Sourcing, Inc. (the “Company”) on Form 10-KSB/A for the year ended December 30, 2005 as filed with the Securities and Exchange commission on the date hereof (the “Report”), I, David Hale, Chairman, President (Principal Executive Officer) and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss 1350, as adopted pursuant to ss 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ David Hale

David Hale
Chairman of the Board of Directors, President (Principal Executive Officer)
and Acting Chief Financial Officer

Date April 28, 2006